SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2014

SANDERSON FARMS, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road Laurel, Mississippi	39443
(Address of principal executive offices)	(Zip Code)

(601) 649-4030

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 13, 2014, the Compensation Committee of the Registrant’s Board of Directors took the following actions:

(1) The Committee adopted a Bonus Award Program for the Registrant’s salaried employees and accounting trainees effective November 1, 2013. If the Registrant meets net income per share and minimum return on average stockholders’ equity goals for the fiscal year ended October 31, 2014, the program provides for the award of bonuses to eligible participants equal to a percentage of their base salary. For the Named Executive Officers and certain other key members of management, the total potential award has two components: a percentage based on the Registrant’s earnings per share, and a percentage based on the Registrant’s operational performance. The operational performance component of the fiscal 2014 program differs from past years in that it provides that component is paid if the Registrant’s chickens finish in the top 30% of all chickens reported in the Agristats reporting service for the fiscal year based on bottom line profit per head. Previously, the operational component was paid if the Registrant placed in the top 30% of companies reporting in Agristats.

The Compensation Committee also voted to increase the maximum percentage of salary that the Named Executive Officers can receive under the bonus program, as follows:

Named Executive Officer	Maximum Bonus Opportunity as Percentage of Salary
Joe F. Sanderson, Jr. (Chief Executive Officer)	175%
Lampkin Butts (President and Chief Operating Officer)	140%
Mike Cockrell (Treasurer and Chief Financial Officer)	130%
Tim Rigney (Secretary and Controller)	65%

A copy of the Bonus Award Program is filed herewith as Exhibit 10 and is incorporated herein by reference.

(2) The Committee ratified the payment of health plan benefits to the Named Executive Officers in 2013 in the amount of $8,354 per officer.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2014, the Registrant’s Board of Directors amended the Registrant’s Bylaws to add a new Article XIV providing for an exclusive forum in which certain stockholder and intracorporate litigation must be brought. The amendment became effective upon its approval by the Board. A copy of the Registrant’s Bylaws, as amended and restated, is filed herewith as Exhibit 3.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of stockholders on February 13, 2014. At the meeting, the stockholders took the following actions:

1.	The stockholders voted to re-elect the following Class A directors for a three-year term by the votes set forth below:

Name	For	Withheld	Broker Non-Votes

Lampkin Butts	19,356,810	408,660	1,557,016

Beverly Hogan	19,670,502	94,937	1,557,016

Phil K. Livingston	19,736,980	28,451	1,557,016

Joe F. Sanderson, Jr.	19,575,715	189,724	1,557,016

Charles W. Ritter, Jr.	19,505,688	257,961	1,557,016

2.	The stockholders voted to approve, in a non-binding advisory vote pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures, in the Registrant’s definitive proxy statement filed January 15, 2014, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
19,516,608	230,208	16,434	1,557,016

3.	The stockholders voted to determine, in a non-binding advisory vote, the frequency with which the Registrant should hold future non-binding advisory votes on executive compensation pursuant to Section 14A of the Exchange Act, by the votes set forth below, with the option of a vote every year receiving a majority of the votes cast (or 50.1%). Following the annual meeting, on the recommendation of its Nominating and Governance Committee, the Registrant’s Board of Directors voted to hold future advisory votes on executive compensation every year, in accordance with the selection receiving the highest number of votes at the annual meeting.

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
9,886,974	288,986	9,546,857	42,569	1,557,016

4.	The stockholders voted to ratify and approve the selection of Ernst & Young LLP as the Registrant’s independent auditors for the fiscal year ending October 31, 2014, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
21,229,655	87,481	5,350	0

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report:

Exhibit No.	Description

3	Bylaws of the Registrant as amended and restated on February 13, 2014

10	Sanderson Farms, Inc., Bonus Award Program Effective November 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC.

(Registrant)

Date: February 20, 2014	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3	Bylaws of the Registrant as amended and restated on February 13, 2014

10	Sanderson Farms, Inc., Bonus Award Program Effective November 1, 2013